UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2006

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Company’s insurance subsidiaries Philadelphia Indemnity Insurance Company ("PIIC"), Philadelphia Insurance Company ("PIC"), Liberty American Insurance Company ("LAIC") and Liberty American Select Insurance Company ("LASIC") have entered into catastrophe reinsurance agreements during the period June 2, 2006 through June 8, 2006, which are effective during the period June 1, 2006 through May 31, 2007. The coverages purchased are described below.

PIIC and PIC have purchased excess catastrophe reinsurance coverage for $90 million of coverage in excess of $10 million for catastrophe losses incurred. This coverage provides: $10 million of coverage in excess of $10 million; $20 million of coverage in excess of $20 million; and $60 million of coverage in excess of $40 million, and one full reinstatement of coverage at the same cost of the initial coverage. The participating reinsurers are: American Re-Insurance Company, Everest Reinsurance Company, General Reinsurance Corporation, Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company, Ace Tempest Reinsurance Ltd., Aspen Insurance Limited, Axis Specialty Limited, Flagstone Reinsurance Limited, Hannover Re (Bermuda) Ltd., Partner Reinsurance Company Ltd., XL Re Ltd., AXA Re, Lloyds Syndicate 2020 - Wellington and Muenchener Ruckversicherungs – Gesellschaft, all at varying levels of participation. The estimated cost is $28.2 million, and will be adjusted based on the actual amount of subject earned premium.

LAIC and LASIC have purchased Florida only excess catastrophe reinsurance coverage for $102.5 million of coverage in excess of $17.5 million for catastrophe losses incurred. This coverage provides: $17.5 million of coverage in excess of $17.5 million; $25 million of coverage in excess of $35 million; and $60 million of coverage in excess of $60 million, and one full reinstatement of coverage at the same cost of the initial coverage. The participating reinsurers are: Harbor Point Re Ltd. on behalf of Federal Insurance Company, Platinum Underwriters Reinsurance, Inc., Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company, Ace Tempest Reinsurance, Ltd., Amlin Bermuda Limited, Ariel Reinsurance Company, Ltd., Aspen Insurance Limited, Catlin Insurance Company Limited, Flagstone Reinsurance Limited, Hannover Re (Bermuda) Ltd., Montpelier Reinsurance Limited, Renaissance Reinsurance Ltd., Partner Reinsurance Company Ltd., AXA Re, XL Re Ltd., Lloyds Syndicate 33 - Hiscox, Lloyds Syndicate 626 - Hiscox, Lloyds Syndicate 382 - Hardy, Lloyds Syndicate 566 - Limit, Lloyds Syndicate 727 - Meacock, Lloyds Syndicate 2001 - Amlin, Lloyds Syndicate 2010 - Cathedral and Lloyds Syndicate 2020 – Wellington, all at varying levels of participation. The estimated cost is $33.1 million, and will be adjusted based on the total insured value of policies that include wind coverage that are in force on September 30, 2006. The Florida Hurricane Catastrophe Fund coverage purchased by LAIC and LASIC, as described in the Company’s June 7, 2006 Form 8-K filing, inures to the benefit of this Florida only excess catastrophe reinsurance coverage.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

June 8, 2006	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer